     As filed with the Securities and Exchange Commission on June 25, 2001, Registration No. ___-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             POWELL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                 NEVADA                                                                 88-0106100
        (State of Incorporation)                                           (I.R.S. Employer Identification No.)


                  8550 MOSLEY DRIVE, HOUSTON, TEXAS 77075-1180
               (Address of principal executive offices) (zip code)


                 1992 POWELL INDUSTRIES, INC. STOCK OPTION PLAN
                  2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



                        COPIES OF ALL COMMUNICATIONS TO:

ROBERT B. GREGORY                                                      MARK W. EISENBRAUN, ESQ.
Corporate Controller                                                   Winstead Sechrest & Minick P.C.
8550 Mosley Drive                                                      910 Travis Street, Suite 2400
Houston, Texas  77075-1180                                             Houston, Texas 77002
(713) 944-6900                                                         (713) 650-2727
(Name and address and telephone
number, including area code, of agent for service)

=================================================================================================================
                                           CALCULATION OF REGISTRATION FEE

                                                      Proposed            Proposed
         Title of                 Amount               maximum             Maximum              Amount of
        Securities                 Being           Offering Price         Aggregate           Registration
     Being Registered          Registered(1)        Per Share(2)      Offering Price(2)            Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share              1,334,254             $24.79            $33,076,157            $8,269.04

--------------------------------------------------------------------------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act") this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the Plan by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separate reorganization or the like of or by the Registrant.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock of the Registrant on the NASDAQ National Market System on June 20, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


---------

       *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents (as filed with the Securities and Exchange Commission (the "Commission") by the Registrant) are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2000 and the Form 10-K/A amendment filed February 16, 2001.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since October 31, 2000.

         (c) The description of the Common Stock contained in the Registration Statement of the Registrant filed with the Commission on March 31, 1977.

         (d) All documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated under the laws of the State of Nevada.
Section 78.037 of the General Corporation Law of Nevada (the "NCL") enables a corporation in its original articles of incorporation or an amendment thereto to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages for breach of the director's or officer's fiduciary duty, except (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of distributions in violation of Section 78.300 of the NCL (providing for liability of directors for unlawful payment of distributions). The Registrant's Articles of Incorporation contain provisions permitted by Section
78.037 of the NCL.

         Section 78.7502 of the NCL provides that a Nevada corporation may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         Section 78.7502 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnifica-tion may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.7502 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of the NCL provides that any discretionary indemnification under Section 78.7502 (unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751) may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (i) by the stockholders, (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (iii) by independent legal counsel in a written opinion (if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceedings so ordered), (iv) by independent legal counsel in a written opinion (if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceedings cannot be obtained).

         Section 78.751 also provides that the articles of incorporation, bylaws, or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The Registrant's Bylaws contain such a provision.

         Section 78.571 further provides that the indemnification and advancement of expenses authorized in or ordered by a court pursuant to this
Section 78.751 does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of Section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. The Registrant's Bylaws contain provisions requiring indemnification of officers and directors in certain circumstances.

         Section 78.752 of the NCL provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses under the provisions described in the proceeding paragraphs. The other financial arrangements made by the corporation pursuant to subsection 1 of Section 78.752 may include (i) the creation of a trust fund, (ii) the establishment of a program of self-insurance, (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation, or (iv) the establishment of a letter of credit, guarantee or surety. However, no financial arrangement made pursuant to subsection 2 of
Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

         Section 78.752 also provides that any insurance or other financial arrangement made on behalf of a person pursuant to this Section 78.752 may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

         Section 78.752 provides further that in the absence of fraud: (i) the decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this
Section 78.752 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement: (a) is not void or voidable; and (b) does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         Section 78.752 provides further that a corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this Section 78.752 is not subject to the provisions of Title 57 of the Nevada Revised Statutes.

         The foregoing discussion is qualified in its entirety by reference to the NCL and the Registrant's Articles of Incorporation and Bylaws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

           Exhibit Number                           Description
                 4.1                        Article Fifth of the Articles of Incorporation of the Registrant contained in the
                                            Certificate of Amendment of the Articles of Incorporation of Powell Industries, Inc.
                                            filed with the Nevada Secretary of State on March 27, 1992 (filed as Exhibit 3 to the
                                            Registrant's Form 10-Q for the quarter ended April 30, 1992 and incorporated herein by reference).

                 4.2                        1992 Powell Industries, Inc. Stock Option Plan, including form of stock option agreement (filed with the Preliminary Proxy Statement of the Registrant dated January
                                            24, 1992 and incorporated herein by reference).

                 4.3                        Powell Industries, Inc. 2000 Non-Employee Director Stock Option Plan (filed as
                                            Exhibit 10.12 to the Registrant's Form 10-K, as amended, for the year ended October 31,
                                            2000 and incorporated herein by reference).

                 5.1                        Opinion re legality of Winstead Sechrest & Minick P.C.

                 23.1                       Consent of Arthur Andersen & Co.

                 23.2                       Consent of Winstead Sechrest & Minick P.C. (included in their opinion attached as
                                            Exhibit 5.1).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                      Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the
                Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 21st day of June, 2001.
                                 POWELL INDUSTRIES, INC.


                                 By: /s/ THOMAS W. POWELL
                                     -------------------------------------------
                                     Thomas W. Powell
                                     President and Chief Executive Officer
                                     (Principal Executive and Financial Officer)

                                 By: /s/ ROBERT B. GREGORY
                                     -------------------------------------------
                                     Robert B. Gregory
                                     Corporate Controller
                                     (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE                                  TITLE                              DATE

/s/ THOMAS W. POWELL                    Chairman of the Board                   June 21, 2001
-----------------------------
Thomas W. Powell


/s/ JOSEPH L. BECHERER                  Director                                June 21, 2001
-----------------------------
Joseph L. Becherer


/s/ EUGENE L. BUTLER                    Director                                June 21, 2001
-----------------------------
Eugene L. Butler


/s/ BONNIE L. POWELL                    Director                                June 21, 2001
-----------------------------
Bonnie L. Powell


/s/ STEVEN W. SEALE, JR.                Director                                June 21, 2001
-----------------------------
Steven W. Seale, Jr.


/s/ LAWRENCE R. TANNER                  Director                                June 21, 2001
-----------------------------
Lawrence R. Tanner


/s/ Robert C. Tranchon                  Director                                June 21, 2001
------------------------------
Robert C. Tranchon


/s/ Ronald J. Wolny                     Director                                June 21, 2001
------------------------------
Ronald J. Wolny


/s/ James F. Clark                      Director                                June 21, 2001
------------------------------
James F. Clark

                                 EXHIBIT INDEX

           Exhibit Number                                                       Description
                 4.1                        Article Fifth of the Articles of Incorporation of the Registrant contained in the
                                            Certificate of Amendment of the Articles of Incorporation of Powell Industries, Inc.
                                            filed with the Nevada Secretary of State on March 27, 1992 (filed as Exhibit 3 to the
                                            Registrant's Form 10-Q for the quarter ended April 30, 1992 and incorporated herein by reference).

                 4.2                        1992 Powell Industries, Inc. Stock Option Plan, including form of stock option agreement (filed with the Preliminary Proxy Statement of the Registrant dated January
                                            24, 1992 and incorporated herein by reference).

                 4.3                        Powell Industries, Inc. 2000 Non-Employee Director Stock Option Plan (filed as
                                            Exhibit 10.12 to the Registrant's Form 10-K, as amended, for the year ended October 31,
                                            2000 and incorporated herein by reference).

                 5.1                        Opinion re legality of Winstead Sechrest & Minick P.C.

                 23.1                       Consent of Arthur Andersen & Co.

                 23.2                       Consent of Winstead Sechrest & Minick P.C. (included in their opinion attached as
                                            Exhibit 5.1).